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                                                 EXHIBIT 10.5

             GREAT WESTERN RETIREMENT RESTORATION PLAN
                             AMENDMENT 1996-1

      Great Western Financial Corporation desires to amend the Great Western Retirement Restoration Plan effective January 1, 1995, as follows:

1. The phrase "each officer of the Company's other Subsidiaries of equivalent rank designated by the Committee" in clause (1) of the definition of "Eligible Employee" is amended by deleting the phrase "designated by the Committee" and inserting the phrase "listed on Exhibit I, which Exhibit may be amended by the Board of Directors or the Committee".

2.  Section 4.1 is amended to read as follows:

"4.1 - RETIREMENT BENEFIT.

      Subject to Section 4.3, the Participant's retirement benefit under this Plan shall equal the excess of A over B where:

      A equals the Participant's vested retirement benefit under the Retirement Plan, payable in the form of a single life annuity, calculated by substituting the Participant's Plan Compensation for his or her Average Monthly Compensation and without regard to Section 415 of the Code or provisions of the Retirement Plan implementing Section 415 of the Code, and

      B equals the vested retirement benefit actually payable under the Retirement Plan, payable in the form of a single life annuity.

      Such benefits shall be calculated as of the earliest date the Participant could elect to retire under the Retirement Plan (but not earlier than his termination of employment)."

3.  Paragraph (a) of Section 4.7 is amended to read as follows:

      "(a)   The monthly death benefit determined in accordance with Section
4.10 of the Retirement Plan, calculated by substituting the Participant's Plan Compensation for his or her Average Monthly Compensation and without regard to Section 415 of the Code or provisions of the Retirement Plan implementing Section 415 of the Code,"

4.  The second sentence of Section 5.1 is amended to read as follows:

"The Committee shall have the complete authority and full discretion to
(i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations and constructions of this Plan, as may arise in connection with the Plan."
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5.  A new Section 5.5 is added to read as follows:

"5.5 - CLAIMS PROCEDURE.

      The entire claims procedure set forth in Article VIII of the Company's Deferred Compensation Plan, as amended from time to time, is hereby incorporated by reference."

6.  The Plan is amended to add Exhibit I as follows:

                                  "Exhibit I
                                Great Western
                               Restoration Plan

Jim Overholt           Great Western Financial Securities Corp.
F. Brian Cerini        Sierra Capital Management Corp.
John Ruocco            Great Western Financial Securities Corp.
Keith Pipes            Sierra Capital Management Corp.
L. Carroll, Jr.        Consumer Finance Group
James Bare             Consumer Finance Group
Henry Shigley          Consumer Finance Group
Wayne Evans            Consumer Finance Group
Gary Whiting           Consumer Finance Group
James Garner           Consumer Finance Group."


      IN WITNESS WHEREOF, this Corporation has caused these presents to be executed by its duly authorized officers and the corporate seal to be hereunto affixed this ____ day of _________, 1996.


GREAT WESTERN FINANCIAL CORPORATION

By ________________________________

By ________________________________